This Amendment dated October 27, 2003 to that certain Licensing Agreement entered into the 6th day of January, 2003, ("License Agreement") by and between (i)Exerciting, LLC., ("Exerciting"), a limited liability corporation with a principal place of business at 2003-H Lake Park Drive, Smyrna, GA 30080 and (ii) Advanced Sports Technologies, Inc., ("Company"), a Florida corporation with its principal place of business at 9700 Via Emilie, Boca Raton, FL 33428 who, intending to be legally bound, hereby agree as follows:

     WHEREAS, the parties acknowledge that Paragraph 5.2 inaccurately referred to the ending date of the Company's fiscal quarter as being December 31, 2003; and

     WHEREAS, the parties wish to correct such inaccurate reference;

     NOW, THEREFORE, for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Paragraph 5.2 of the License Agreement is hereby amended and restated as follows:

5.2	Minimum Royalty Payment.  Beginning with the fiscal
quarter of the Company's ending January 31, 2004 and each quarter thereafter the quarterly minimum Royalty payable to Exerciting under Section 5.1 above will be fifty thousand dollars ($50,000.00) and the Company agrees that such Minimum Royalty will be paid within forty-five (45) days of the last day of each quarter.
Failure by the Company to make the Minimum Royalty
Payment shall be deemed a material breach of this agreement.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

Exerciting LLC                       Advanced Sports Technologies, Inc.


By: /s./ Brad Olschansky              By: /s/ Curtis Olschansky
   ----------------------                -----------------------
Title: President	              Title: President

Date: October 27, 2003                Date: October 27, 2003


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